Exhibit 99.1

Cruises Investment Holding, Royal Caribbean Group to Reorganize Pullmantur Joint Venture

MADRID – June 22, 2020 – Cruises Investment Holding and Royal Caribbean Group (“RCL”) said they have filed for the reorganization of their Pullmantur Cruceros joint venture (“Pullmantur”, “the Company”) under the terms of Spanish insolvency laws.

Cruises Investment Holding owns 51 percent of the Spanish cruise line, while RCL owns the remaining 49 percent.

Pullmantur’s board of directors determined that the unprecedented impact of the COVID-19 pandemic made the action necessary. Pullmantur management notified employees of the decision after filings were made with Spanish authorities.

“Despite the great progress the Company made to achieve a turnaround in 2019 and its huge engagement and best efforts of its dedicated employees, the headwinds caused by the pandemic are too strong for Pullmantur to overcome without a reorganization,” the board stated.

The Company canceled sailings through November 15, 2020. Royal Caribbean Group said that guests already booked to sail on Pullmantur will be offered the option to sail on other RCL brands including Royal Caribbean International and Celebrity Cruises. Pullmantur noted that details of the offer will be shared with guests in the near future.

Crew are staffed at minimum maintenance levels on Pullmantur’s three ships and the Company will take care of their safe return home.

RCL noted that all of its assets related to the Pullmantur Cruceros joint venture had been included in the non-cash asset impairment charges reported in their first quarter of 2020 results.

About Royal Caribbean Cruises Ltd

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises. The Company is also a 50% joint venture owner of the German brand TUI Cruises and a 49% shareholder of the Spanish brand Pullmantur. Together these brands operate a combined total of 62 ships with an additional 16 on order as of March 31, 2020. They operate diverse itineraries around the world that call on all seven continents. Additional information can be found on www.royalcaribbean.com, www.celebritycruises.com, www.azamara.com, www.silversea.com, www.tuicruises.com, www.pullmantur.es, www.rclcorporate or www.rclinvestor.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and 10-Q, copy of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: corporatecommunications@rccl.com